CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 16 to Registration Statement No. 33-25747 of Tax Exempt Proceeds Fund, Inc. of our report dated July 27, 2001 appearing in the Annual Report for the year ended June 30, 2001 and to the references to us under the captions "Financial Highlights" in the Prospectus and "Counsel and Auditors" and "Financial Statements" appearing in the Statement of Additional Information, both of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
October 25, 2001